Exhibit 99.1

AI brings new energy to oil and gas

Amii and Imperial to collaborate on machine learning for the oilpatch

Calgary, AB – September 27, 2019 – The Alberta Machine Intelligence Institute (Amii) and Imperial have announced a two-year agreement to collaborate on the development of Imperial’s in-house machine learning capabilities, which will enable a range of applied artificial intelligence (AI) projects. Through these projects, Imperial will work to develop more effective ways to recover oil and gas resources, reduce environmental impacts and improve the safety of its workforce.

“At Imperial, we are taking action to be a leader in advancing digital and AI technology across the value chain,” said John Whelan, Imperial’s senior vice-president, upstream. “Amii is not only a leader in the AI space globally, but based locally in Alberta. We believe the institute is a perfect partner to help us showcase Alberta’s leadership in technology and digital solutions for responsibly-produced oil and gas.”

Working closely with Imperial, Amii will provide business guidance and scientific mentorship to build Imperial’s in-house machine intelligence capabilities and teams. Amii experts will help define and validate machine learning opportunities, provide assistance with applied projects and connections to the latest applicable AI research. The institute will also support Imperial in attracting and developing its technical teams with an emphasis on enhancing the skills of current employees.

“Imperial is an ideal member for our Amii Innovates program,” says John Shillington, President and CEO of Amii. “Not only do they have a strong commitment to driving innovation in the oil and gas sector, but they’re also focused on growing their internal AI capabilities and teams right here in Alberta.”

About Amii: One of three centres of excellence in Canada’s national AI Strategy, the Alberta Machine Intelligence Institute (Amii) performs advanced research in the fields of machine learning and artificial intelligence and guides businesses as they grow their AI capabilities. Amii supports world-leading research and training at the University of Alberta and acts as a catalyst for transformative growth for Alberta and Alberta-based businesses through machine intelligence.

Learn more at www.amii.ca

For further information:

Imperial:

Investor Relations	Media Relations
(587) 476-4743	(587) 476-7010

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

Amii:

Spencer Murray

t: (587) 415-6100 ext. 109

c: (780) 991-7136

e: spencer.murray@amii.ca

Cautionary Statement: Statements of future events or conditions in this release, including projections, targets, and estimates are forward-looking statements. Forward-looking statements can be identified by words such as intend, project, expect, estimate, goal, believe, anticipate, likely, will and similar references to future periods. Disclosure related to the development of digital and AI technology and its potential value opportunity for Imperial constitute forward-looking statements.

Actual future financial and operating results, including expectations and assumptions concerning applicable laws and government policies; project plans, dates, costs and capacities; production rates; production life and resource recoveries; cost savings; and capital and environmental expenditures could differ materially depending on a number of factors. These factors include changes in the supply of and demand for crude oil, natural gas, and petroleum and petrochemical products and resulting price and margin impacts; political or regulatory events, including changes in law or government policy; the receipt, in a timely manner, of regulatory and third-party approvals; environmental risks inherent in oil and gas exploration and production activities; environmental regulation, including climate change and greenhouse gas restrictions and changes to such regulation; availability and allocation of capital; availability and performance of third party service providers; unanticipated operational disruptions; project management and schedules; response to technological developments; operational hazards and risks; and other factors described in Item 1A of Imperial’s most recent Form 10-K. Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.